SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            FORM 8-K

                         CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                          October 27, 1995
        Date of Report (Date of earliest event reported)


                  AUTOMATIC DATA PROCESSING, INC.
     (Exact name of registrant as specified in its charter)


       Delaware                   1-5397              22-1467904
(State or other jurisdiction  (Commission      (IRS Employer
of incorporation             File Number)    (Identification No.)



                 One ADP Boulevard, Roseland, New Jersey 07068
            (Address of principal executive offices)


Registrant's telephone number, including area code (201) 994-5000





 (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.

    (a) On October 27, 1995, the Registrant acquired control of the GSI Group (as defined below) when it announced that, pursuant to an ongoing tender offer that was commenced on October 16, 1995 for all of the outstanding shares of GSI Participations SCA ("GPSCA") not held by GSI Associes S.A.("GA"), and all of the shares of GA, it had acquired control over 80% of the outstanding shares of GPSCA. The shares of GPSCA held by GA are the only asset held by GA. The Registrant expects to acquire control of approximately 100% of the outstanding shares of GPSCA by January 15, 1996, the expiration date for the ongoing tender offer. If the Registrant purchases all of the shares of GPSCA not held by GA and all of the shares of GA, the total purchase price will be approximately FF 2.3 billion (approximately US $460 million). The purchase price was determined by arms-length negotiations between representatives of the Registrant, the shareholders of GPSCA and the shareholders of GA, respectively, following a competitive bidding process, and the funds used and to be used by the Registrant in connection with the acquisition of the aforementioned shares of GPSCA and GA are from the Registrant's working capital. Prior to the Registrant's acquisition of the aforementioned shares of GPSCA and GA, such shares were held primarily by institutional investors and individuals who are employees or former employees of GSI Group (as defined below).

    GPSCA, together with its subsidiaries (collectively, the "GSI Group"), is the European leader in providing payroll and human resource information services. GSI Group also provides facilities management, banking, clearing and other information services.
For a more complete description of GSI Group, see the Registrant's press release which is filed as Exhibit B-1 to this Form 8-K.

    (b) The assets acquired by the Registrant as a result of the acquisition described herein, which assets consist primarily of property, plant, equipment, accounts receivable and certain intangible property, are used by GSI Group in providing the services described in Item 2(a) above, and the Registrant intends to continue such use of such assets.

Item 7.  Financial Statements and Exhibits.

    (a) The annual audited financial statements of the acquired business which are required by Item 7(a) of this Form 8-K are filed as Exhibit C-1 to this Form 8-K. It is impracticable at this time for the Registrant to provide the unaudited financial statements for the interim periods which are required by Item 7(a) of this Form 8-K. Such unaudited financial statements for the interim periods will be filed by the Registrant as an amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after the date hereof.

    (b) It is impracticable at this time for the Registrant to provide the pro forma financial information relative to the acquired business which is required by Item 7(b) of this Form 8-
K. Such pro forma financial information will be filed by the Registrant as an amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after the date hereof.

    (c)  The following are filed as exhibits to this Form 8-K:

    Exhibit A-1     Letter dated August 25, 1995 from the
                    Registrant to Maison Lazard et Cei, financial advisors to the shareholders of GPSCA and GA, setting forth the terms and conditions of the acquisition (along with Exhibits A, B and C attached thereto).

     Exhibit B-1    Press Release dated October 27, 1995.

     Exhibit C-1    Audited Financial Statements of Acquired
                    Business which are required by Item 7(a) of Form 8-K.

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         AUTOMATIC DATA PROCESSING, INC.
                         (Registrant)



                         By:    /s/ James B. Benson
                                Name:   James B. Benson
                                Title:  Corporate Vice President




Date:  November 6, 1995

                        INDEX TO EXHIBITS



     Exhibit A-1    Letter dated August 25, 1995 from the
                    Registrant to Maison Lazard et Cie, financial advisors to the shareholders of GPSCA and GA, setting forth the terms and conditions of the acquisition (along with Exhibits A, B and C attached thereto).

     Exhibit B-1    Press Release dated October 27, 1995

     Exhibit C-1    Audited Financial Statements of Acquired
                    Business which are required by Item 7(a) of Form 8-K